UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 1, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statement and Exhibits.
SIGNATURES

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2022, Sharps Compliance Corp. (the "Company", "Sharps" or "we") announced that it has appointed W. Patrick Mulloy as President & Chief Executive Officer. Mr. Mulloy succeeds David P. Tusa, who resigned from the role effective April 1, 2022, to pursue other endeavors.

Mr. Mulloy has served as a director of the Company since February 2021. Mr. Mulloy has more than 20 years of experience in the senior housing and long-term care industry, having led three successful senior housing companies. Most recently he served as Chief Executive Officer of Elmcroft Senior Living, a provider of assisted and independent living, as well as memory and respite care, with over 80 communities in 18 states, which he led from its founding in 2006 through early 2018. Prior to that role, from 2000 to 2004, Mr. Mulloy served as Chief Executive Officer of Life Trust America and helped manage its eventual sale. Life Trust was a Morgan Stanley Capital Partners portfolio company and was sold in 2004 to a large national, publicly traded provider of senior housing services and a related real estate company. From 1996 through early 2000, he served as President and Chief Executive Officer of Atria Senior Living, Inc., a large, national provider of retirement, assisted living and dementia care services, taking the company public and leading the successful sale of that company to Lazard Freres Real Estate Investments. Prior to 1996, Mr. Mulloy practiced law for nearly 20 years and served as the Secretary of Finance to the Governor of Kentucky from 1992-1994. He holds undergraduate and law degrees from Vanderbilt University and is licensed to practice law in New York and Kentucky.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Mulloy executed an employment letter agreement with the Company, pursuant to which he agreed to serve as the President and Chief Executive Officer of the Company effective on April 1, 2022. The agreement provides that Mr. Mulloy will receive an annual base salary of $400,000 (payable at the bi-weekly rate of $15,384.62) and a Sign-On Bonus of $100,000 (payable within thirty (30) calendar days of April 1, 2022). In connection with the appointment and pursuant to the employment letter agreement, Mr. Mulloy was granted a Restricted Stock Award of 20,000 shares of the Company’s common stock under the Sharps Compliance Corp. 2010 Stock Plan as a Sign-On Restricted Stock Award. The Restricted Stock Award is subject to the terms and conditions of the underlying Restricted Stock Award Agreement and vests over four (4) years in substantially equal quarterly installments on the last day of each of the Company’s fiscal quarters that ends after April 1, 2022. As the Restricted Stock Award vests, Mr. Mulloy expects a portion of the shares to be withheld to satisfy tax liabilities. Also, in connection with the appointment and pursuant to the employment letter, Mr. Mulloy was granted an option to purchase 20,000 shares of the Company’s common stock under the Sharps Compliance Corp. 2010 Stock Plan as a Sign-On Stock Option Award. The option has a seven (7) year term and vests over four (4) years in substantially equal quarterly installments on the last day of each of the Company’s fiscal quarters that ends after April 1, 2022. The exercise price of the option is the closing price on April 1, 2022, or $5.74 per share.

The description of the Executive Employment Agreement contained herein is qualified in its entirely by reference to the Executive Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Tusa and the Company entered into an agreement dated April 1, 2022, which outlines the terms of Mr. Tusa’s separation (the “Separation and Release Agreement”). Under the Separation and Release Agreement, Mr. Tusa is entitled to: (i) a cash payment of $600,000 (payable on the first regular payday following the Revocation Period) in exchange for cancellation of Mr. Tusa’s current employment agreement dated July 14, 2003, (ii) acceleration of the vesting of all unvested stock options (202,400 shares) held by Mr. Tusa at April 1, 2022, (iii) continuation of medical and dental insurance for up to 18 months under COBRA and (iv) continued lease and insurance payments on a Company automobile currently allotted to Mr. Tusa for 18 months. The Separation and Release Agreement also includes customary confidentiality, non-compete and release provisions.

The description of the Separation and Release Agreement contained herein is qualified in its entirely by reference to the Separation and Release Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Information
Not applicable
(b)	Pro Forma Financial Information
Not applicable
(c)	Exhibits
Exhibit Description
10.1 Executive Employment Agreement, dated April 1, 2022
10. 2 Separation and Release Agreement, dated April 1, 2022
99.1 Press Release, dated April 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer

INDEX TO THE EXHIBITS

10.1	Executive Employment Agreement, dated April 1, 2022
10.2	Separation and Release Agreement, dated April 1, 2022
99.1	Press Release, dated April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)